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                                                                   Exhibit 23.02

                        Consent of Independent Auditors

     We consent to the incorporation by reference in the registration statement on Form S-8 with respect to 4,647,113 shares of Common Stock of Lernout & Hauspie Speech Products N.V. of:

     (i) our report dated August 13, 1998, with respect to the financial statements of Dictation Consortium N.V. included in Form 6-K of Lernout & Hauspie Speech Products N.V. filed with the Securities and Exchange Commission on August 12, 1998; and

     (ii) our report dated September 2, 1999, with respect to the financial statements of Brussels Translation N.V. included in Form 6-K of Lernout & Hauspie Speech Products N.V. filed with the Securities and Exchange Commission on September 9, 1999.

Gent, Belgium
June 13, 2000

Ernst & Young Reviseurs d'Entreprises SCC (B 160)


/s/ Marc Cosaert
----------------
MARC COSAERT,
Partner

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